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                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                       311 SOUTH WACKER DRIVE, SUITE 6400
                             CHICAGO ILLINOIS 60606
                         PROXY/VOTING INSTRUCTION CARD

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIVERSAL OUTDOOR HOLDINGS, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS ON FEBRUARY 6, 1998 OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF (THE "SPECIAL MEETING").

    The undersigned appoints Daniel L. Simon and Brian T. Clingen and each of them, with full power of substitution in each of them, the proxies of the undersigned, to vote for and on behalf of the undersigned all shares of Universal Outdoor Holdings, Inc. Common Stock which the undersigned may be entitled to vote on all matters properly coming before the Special Meeting, as set forth in related Notice of Special Meeting and Proxy Statement/Prospectus, both of which have been received by the undersigned.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

/X/  Please mark your votes as in this example

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

    The Board of Directors recommends a vote FOR proposal 1.
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1.  Proposal to approve and adopt the Agreement and Plan of Merger dated as of
    October 23, by and among Universal Outdoor Holdings, Inc. ("Universal"), Clear Channel Communications, Inc. ("Clear Channel") and UH Merger Sub, Inc. ("Sub"), pursuant to which Sub will be merged with and into Universal as more fully described in the accompanying Proxy Statement/ Prospectus

            / /  FOR            / /  AGAINST            / /  ABSTAIN

Address change/comments noted  / /

Mark this box to obtain an admittance ticket  / /
                                         _______________________________________
                                         SIGNATURE(S)                DATE

                                         NOTE: Please sign exactly as name
                                               appears hereon. Joint owners
                                               should each sign. When signing as
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, please give full title
                                               as such.

                                         The signer hereby revokes all proxies
                                         heretofore given the signer to vote at
                                         said meeting or any adjournment or
                                         postponement thereof.

                              FOLD AND DETACH HERE